UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

FIVE OAKS INVESTMENT CORP.

(Exact name of registrant as specified in its charter)
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Maryland	001-35845	45-4966519
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 Park Avenue, 19th Floor New York, New York 10169 (Address of principal executive offices) (Zip Code)

(212) 588-2049

(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement and Related Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2018, Five Oaks Investment Corp., a Maryland corporation (the “Company”), announced that it acquired one hundred percent (100%) of the equity interests of Hunt CMT Equity, LLC, a Delaware limited liability company (“Hunt CMT”) from Hunt Mortgage Group, LLC, a Delaware limited liability company (“HMG”) for an aggregate purchase price of $68.7 million (the “Transaction”).

Assets of Hunt CMT include junior retained notes and preferred shares of a commercial real estate collateralized loan obligation (“CLO”), a licensed commercial mortgage lender and eight (8) loan participations. The assets of the CLO consist of transitional floating rate commercial mortgage loans with a portfolio balance of $346.3 million as of March 31, 2018, collateralized by a diverse mix of property types, including multifamily, retail, office, mixed-use, industrial and student housing. As part of the Transaction, the Company also acquired an entity (“CLO Seller”), which holds $6.9 million of loan participations on eight loans held by the CLO.

The Transaction is part of the Company’s previously announced reallocation of capital into new investment opportunities in the commercial real estate mortgage space and the Company believes that it is a significant positive step in transitioning its strategy to include transitional commercial mortgage loans which are expected to be positive to stockholder returns while lowering overall leverage. The Transaction also provides the Company with commercial licenses necessary to operate as a direct lender and earn origination fees. The Company funded the Transaction through sales of residential mortgage backed securities and available cash.

The Transaction was effected pursuant to that certain Membership Interest Purchase Agreement, dated as of April 30, 2018, by and between HMG, and the Company (the “Purchase Agreement”). HMG is an affiliate of the Company’s external manager, Hunt Investment Management, LLC. Accordingly, the Transaction has been unanimously approved by the Company's Audit Committee, consisting entirely of independent directors of the board of directors of the Company. In addition, the Company obtained independent third-party valuation support for the Transaction.

As part of the Transaction, the Company has committed to indemnify and reimburse HMG for all of its future indemnification and guaranty obligations relating to mortgage assets originated by HMG and its affiliates in connection with the (i) funding commitments of CLO Seller under various participation agreements and (ii) sale of mortgage assets by CLO Seller to an affiliated entity.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification provisions. The representations and warranties were made by the parties thereto and solely for their benefit. Accordingly, shareholders should not rely on such representations and warranties. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which the Company intends to file as an exhibit to its quarterly report on Form 10-Q.

Item 7.01 Regulation FD Disclosure

On April 30, 2018, the Company issued a press release announcing the consummation of the Transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in such filing.

This Current Report on Form 8-K contains certain “forward-looking statements,” as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are intended to be covered by the safe harbor provided by the same. Words such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or similar expressions are intended to identify forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that their expectations will be attained.   The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1*	Press Release, dated April 30, 2018

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*       furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE OAKS INVESTMENT CORP.

April 30, 2018	By:	/s/ David Oston
		Name:	David Oston
		Title:	Chief Financial Officer, Secretary and Treasurer